                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                  FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 25, 2000


                      APPLIED MICRO CIRCUITS CORPORATION
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)



        000-23193                                           94-2586591
  (Commission File No.)                        (IRS Employer Identification No.)



                              6290 SEQUENCE DRIVE
                          SAN DIEGO, CALIFORNIA 92122
             (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code: (858) 450-9333



                      ________________________________________

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of business acquired.

             The audited financial statements of MMC Networks, Inc. for the years ended December 31, 1997, 1998 and 1999, are incorporated herein by reference to AMCC's Registration Statement on Form S-4 (No. 333-45660) filed with the Securities and Exchange Commission on September 12, 2000. The interim financial statements of MMC Networks Inc. are attached hereto as Exhibit 99.1 and are also incorporated herein by reference.

   (b)  Pro forma financial information

                             AMCC AND MMC NETWORKS

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial information gives effect to the merger of AMCC and MMC Networks using the purchase method of accounting. Effective June 8, 2000, AMCC acquired YuniNetworks in a transaction accounted for as a purchase. Accordingly, the historical balance sheet of AMCC as of September 30, 2000 includes the accounts of YuniNetworks as of that date, but the historical income statements of AMCC for the year ended March 31, 2000 and the six months ended September 30, 2000 do not include the results of operations of YuniNetworks prior to June 8, 2000.

   The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of AMCC and MMC Networks and has been prepared to reflect the acquisition by AMCC of MMC Networks as if the acquisition had occurred as of September 30, 2000.

   The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2000 is based on the individual historical statements of operations of AMCC, YuniNetworks and MMC Networks and combines the results of operations of AMCC for the year ended March 31, 2000 with the results of operations for YuniNetworks for the period from October 8, 1999 (inception) through March 31, 2000 and the results of operations for MMC Networks for the year ended December 31, 1999 as if the YuniNetworks acquisition had occurred as of October 8, 1999 (the date of inception) and the acquisition of MMC Networks had occurred as of April 1, 1999. The unaudited pro forma combined condensed statement of operations for the six months ended September 30, 2000 is based on the individual historical statements of operations of AMCC, YuniNetworks and MMC Networks and combines the results of operations for AMCC for the six months ended September 30, 2000 with the results of operations for YuniNetworks for the period from April 1, 2000 through June 8, 2000 (the acquisition date) and the results of operations for MMC Networks for the six months ended September 30, 2000, as if both acquisitions had occurred as of the beginning of the period. The fiscal year ends of AMCC and YuniNetworks are March 31, and MMC Networks is December 31. The results of operations of MMC Networks for the three months ended March 31, 2000 are not reflected in the above pro forma results of operations. Revenues of MMC Networks for the excluded period were $12.6 million with a net loss of $400,000.

   The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of AMCC. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of AMCC's, YuniNetworks' and MMC Networks' operations. The costs related to restructuring and integration have not yet been determined, and AMCC expects to charge these costs to operations during the quarter incurred.

   The unaudited pro forma combined condensed financial information should be read in conjunction with the audited and unaudited financial statements and accompanying notes of AMCC included in AMCC's Annual Report on Form 10-K for the year ended March 31, 2000 and AMCC's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, the audited financial statements and accompanying notes of YuniNetworks included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 19, 2000, the audited financial statements and accompanying notes of MMC Networks included in MMC Networks' Annual Report on Form 10-K for the year ended December 31, 1999, and the unaudited financial statements and accompanying notes of MMC Networks included elsewhere in this report.

                             AMCC AND MMC NETWORKS

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             At September 30, 2000
                                (in thousands)

                                       MMC      Pro Forma          Pro Forma
                            AMCC     Networks  Adjustments  Notes   Combined
                         ----------  --------  -----------  ------ ----------
         ASSETS
         ------

Current assets:
  Cash and cash
   equivalents.......... $   79,224  $ 43,151  $      --           $  122,375
  Short-term
   investments--
   available-for-sale...    962,752    34,591         --              997,343
  Accounts receivable,
   net of allowance.....     49,032    12,707         --               61,739
  Inventories...........     11,153     7,704         --               18,857
  Deferred income
   taxes................        --      2,947         --                2,947
  Other current assets..     14,932     3,117         --               18,049
                         ----------  --------  ----------          ----------
    Total current
     assets.............  1,117,093   104,217         --            1,221,310
Property and equipment,
 net....................     52,815    12,380         --               65,195
Intangible assets.......    218,962       --    4,007,111    (A)    4,226,073
Other assets............      3,552     1,363         --                4,915
                         ----------  --------  ----------          ----------
    Total assets........ $1,392,422  $117,960  $4,007,111          $5,517,493
                         ==========  ========  ==========          ==========

    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  --------------------

Current liabilities:
  Accounts payable...... $   16,803  $  8,940  $   48,567    (B)   $   74,310
  Accrued payroll and
   related expenses.....      8,108     4,749         --               12,857
  Other accrued
   liabilities..........     18,348     4,262         --               22,610
  Deferred revenue......      4,147       --          --                4,147
  Deferred tax
   liability............      1,154       --      129,920    (M)      131,074
  Current portion of
   long-term debt.......      1,443       --          --                1,443
  Current portion of
   capital lease
   obligations..........        677       --          --                  677
                         ----------  --------  ----------          ----------
    Total current
     liabilities........     50,680    17,951     178,487             247,118
Deferred income taxes,
 long-term..............     11,232       --          --               11,232
Long-term debt, less
 current portion........      2,865       --          --                2,865
Long-term capital lease
 obligations, less
 current portion........      1,371       --          --                1,371
Stockholders' equity:
  Preferred stock.......        --        --          --                  --
  Common stock..........      2,532        29         385   (C)(D)      2,946
  Additional paid-in
   capital..............  1,272,588     77,681  4,419,106   (C)(D)  5,769,375
  Deferred compensation,
   net..................    (46,483)      --     (391,821)   (E)     (438,304)
  Accumulated other
   comprehensive income
   (loss)...............        488       (67)         67    (C)          488
  Retained earnings
   (deficit)............     97,149    22,413    (199,113)  (C)(F)    (79,551)
  Notes receivable from
   stockholders.........        --        (47)        --                  (47)
                         ----------  --------  ----------          ----------
    Total stockholders'
     equity.............  1,326,274   100,009   3,828,624           5,254,907
                         ----------  --------  ----------          ----------
    Total liabilities
     and stockholders'
     equity............. $1,392,422  $117,960  $4,007,111          $5,517,493
                         ==========  ========  ==========          ==========

 See accompanying notes to the unaudited pro forma combined condensed financial information.

                             AMCC AND MMC NETWORKS

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                           Year Ended March 31, 2000
                     (in thousands, except per share data)

                           AMCC    YuniNetworks, MMC Networks
                         12 months     Inc.       12 months
                           ended   Inception to     ended
                         March 31,   March 31,   December 31,  Pro Forma         Pro Forma
                           2000        2000          1999     Adjustments Notes  Combined
                         --------- ------------- ------------ ----------- ------ ---------
Net revenues............ $172,352     $   --       $70,149     $     --          $ 242,501
Cost of revenues........   50,218         --        21,524        71,401  (I)(L)   143,143
                         --------     -------      -------     ---------         ---------
Gross profit............  122,134         --        48,625       (71,401)           99,358
Operating expenses:
  Research and
   development..........   32,815         758       22,645        58,773    (L)    114,991
  Selling, general and
   administrative.......   28,199         252       11,182        58,773    (L)     98,406
  Amortization of
   intangible assets....      --          --           --        637,829  (G)(H)   637,829
                         --------     -------      -------     ---------         ---------
    Total operating
     expenses...........   61,014       1,010       33,827       755,375           851,226
                         --------     -------      -------     ---------         ---------
Operating income
 (loss).................   61,120      (1,010)      14,798      (826,776)         (751,868)
Interest income, net....   12,872          71        3,138        (3,181)   (J)     12,900
                         --------     -------      -------     ---------         ---------
Income (loss) before
 income taxes...........   73,992        (939)      17,936      (829,957)         (738,968)
Provision for income
 taxes..................   25,367         --         6,099       (27,399)   (K)      4,067
                         --------     -------      -------     ---------         ---------
Net income (loss)....... $ 48,625     $  (939)     $11,837     $(802,558)        $(743,035)
                         ========     =======      =======     =========         =========
Basic earnings (loss)
 per share:
  Earnings (loss) per
   share................ $   0.23     $ (0.10)     $  0.38                       $   (2.88)
                         ========     =======      =======                       =========
  Shares used in
   calculating basic
   earnings (loss) per
   share................  215,640       9,526       31,065                  (N)    258,146
                         ========     =======      =======                       =========
Diluted earnings (loss)
 per share:
  Earnings (loss) per
   share................ $   0.20     $ (0.10)     $  0.35                       $   (2.88)
                         ========     =======      =======                       =========
  Shares used in
   calculating diluted
   earnings (loss) per
   share................  238,304       9,526       33,791                  (N)    258,146
                         ========     =======      =======                       =========


   The above pro forma combined condensed statement of operations does not include an estimated $176.7 million in-process research and development charge to be recorded by AMCC in conjunction with the acquisition of MMC Networks for the estimated fair value of the in-process research and development of MMC Networks or $21.8 million of acquired in-process research and development which was recorded by AMCC at the closing of the YuniNetworks acquisition.

 See accompanying notes to the unaudited pro forma combined condensed financial information.

                             AMCC AND MMC NETWORKS

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      Six Months Ended September 30, 2000
                     (in thousands, except per share data)

                                       AMCC                        MMC Networks
                                  6 months ended    YuniNetworks  6 months ended
                                   September 30,   April 1, 2000-  September 30,  Pro Forma         Pro Forma
                                      2000          June 8, 2000       2000      Adjustments Notes  Combined
                                  --------------  --------------  -------------- ----------- ------ ---------
Net revenues......................    $171,195        $   --         $39,507      $     --          $ 210,702
Cost of revenues..................      43,846            --          11,007         35,700  (I)(L)    90,553
                                      --------        -------        -------      ---------         ---------
Gross profit......................     127,349            --          28,500        (35,700)          120,149
Operating expenses:
  Research and development........      34,643          1,880         17,397         29,387    (L)     83,307
  Selling, general and
   administrative.................      25,391            627          8,189         29,387    (L)     63,594
  Amortization of intangible
   assets.........................      10,847            --             --         316,943  (G)(H)   327,790
  Acquired in-process research and
   development....................      25,400            --             --             --             25,400
                                      --------        -------        -------      ---------         ---------
    Total operating expenses......      96,281          2,507         25,586        375,717           500,091
                                      --------        -------        -------      ---------         ---------
Operating income (loss)...........      31,068         (2,507)         2,914       (411,417)         (379,942)
Interest income, net..............      25,742             35          2,187         (1,558)   (J)     26,406
                                      --------        -------        -------      ---------         ---------
Income (loss) before income taxes.      56,810         (2,472)         5,101       (412,975)         (353,536)
Provision for income taxes........      29,800            --           1,631        (14,419)   (K)     17,012
                                      --------        -------        -------      ---------         ---------
Net income (loss).................    $ 27,010        $(2,472)       $ 3,470      $(398,556)        $(370,548)
                                      ========        =======        =======      =========         =========
Basic earnings (loss) per share:
  Earnings (loss) per share.......    $   0.11        $    *         $  0.10                        $   (1.28)
                                      ========        =======        =======                        =========
  Shares used in calculating basic
   earnings (loss) per share......     245,376             *          33,119                   (N)    289,401
                                      ========        =======        =======                        =========
Diluted earnings (loss) per share:
  Earnings (loss) per share.......    $   0.10        $    *         $  0.09                        $   (1.28)
                                      ========        =======        =======                        =========
  Shares used in calculating
   diluted earnings (loss)
   per share......................     268,480             *          36,988                   (N)    289,401
                                      ========        =======        =======                        =========

--------
*  Not meaningful

   The above pro forma combined condensed statement of operations does not include an estimated $176.7 million in-process research and development charge to be recorded by AMCC in conjunction with the acquisition of MMC Networks for the estimated fair value of the in-process research and development of MMC Networks.

 See accompanying notes to the unaudited pro forma combined condensed financial information.

                             AMCC AND MMC NETWORKS

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

1. Pro Forma Basis of Presentation and Adjustments

   The unaudited pro forma combined condensed financial information assumes the acquisition by AMCC of MMC Networks in a transaction accounted for as a purchase. The unaudited pro forma combined condensed balance sheet is based on the individual balance sheets of AMCC and MMC Networks and has been prepared to reflect the acquisition by AMCC of MMC Networks as if the acquisition had occurred as of September 30, 2000. Effective June 8, 2000, AMCC acquired YuniNetworks in a transaction accounted for as a purchase. Accordingly, the historical balance sheet of AMCC as of September 30, 2000 includes the accounts of YuniNetworks as of that date, but the historical income statements of AMCC for the year ended March 31, 2000 and the six months ended September 30, 2000 do not include the results of operations for YuniNetworks for the period prior to June 8, 2000.

   The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2000 is based on the individual historical statements of operations of AMCC, YuniNetworks and MMC Networks and combines the results of operations of AMCC for the year ended March 31, 2000 with the results of operations for YuniNetworks for the period from October 8, 1999 (inception) through March 31, 2000 and the results of operations for MMC Networks for the year ended December 31, 1999 as if the YuniNetworks acquisition had occurred as of October 8, 1999 (the date of inception) and the acquisition of MMC Networks had occurred as of April 1, 1999. The unaudited pro forma combined condensed statements of operations for the six months ended September 30, 2000 is based on the individual historical statements of operations of AMCC, YuniNetworks and MMC Networks and combines the results of operations for AMCC for the six months ended September 30, 2000 with the results of operations for YuniNetworks for the period from April 1, 2000 through June 8, 2000 (the acquisition date) and the results of operations for MMC Networks for the six months ended September 30, 2000, as if both acquisitions had occurred as of April 1, 2000.

   Under the terms of the merger agreement, AMCC issued 1.238 shares of AMCC common stock for each outstanding common share of MMC Networks common stock. Based on the number of shares of MMC Networks common stock and options to purchase shares of MMC Networks common stock outstanding, AMCC issued 41,392,404 shares of AMCC common stock and assumed options to purchase 7,981,595 shares of AMCC common stock.

                             AMCC AND MMC NETWORKS

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                         FINANCIAL STATEMENTS--(Cont.)


   Based on the consideration issued in the transaction the total purchase price is approximately $4.5 billion. AMCC is in the process of conducting an independent valuation of the tangible assets to be acquired in order to allocate the purchase price in accordance with Accounting Principle Bulletin Opinion No.
16. Subject to adjustments when the evaluation is updated, the purchase price was allocated as follows based upon management's best estimate of the tangible and intangible assets, including acquired technology and in-process research and development (in thousands):

   Current assets acquired.......................................... $  104,217
   Property and equipment...........................................     12,380
   Other assets.....................................................      1,363
   Notes receivable from stockholders...............................         47
   In-process research and development..............................    176,700
   Developed core technology........................................    291,700
   Assembled workforce..............................................     10,200
   Trademarks/trade name............................................     22,900
   Goodwill.........................................................  3,682,311
   Liabilities assumed..............................................    (17,951)
   Deferred tax liability...........................................   (129,920)
   Liabilities for merger-related costs.............................    (48,567)
   Deferred compensation............................................    391,821
                                                                     ----------
                                                                     $4,497,201
                                                                     ==========

2. Pro Forma Adjustments to Pro Forma Combined Condensed Financial Information

(A) The residual amount of the purchase price over the net book value of the assets and liabilities assumed and in-process research and development charges have been allocated to intangible assets. The intangible assets consist of developed core technology, intellectual property, assembled workforce, trademarks and goodwill.

(B) To increase the accrued expenses by $48.6 million for acquisition-related expenses such as investment banking, legal, accounting, registration and miscellaneous fees.

(C) To eliminate the MMC Networks equity accounts.

(D) To reflect the value of the shares of AMCC common stock and vested options issued in connection with the merger.

(E) To record deferred compensation related to the unvested stock options of MMC Networks employees that will be assumed by AMCC in accordance with recently issued FASB Interpretation No. 44 ("FIN No. 44") of APB Opinion No.
    25. Prior to the issuance of FIN No. 44 this would have been accounted for as additional purchase price and amortized over the life of the goodwill.

(F) To reflect the charge for the MMC Networks in-process research and development of approximately $176.7 million.

(G) To record amortization expense of the acquired intangibles related to the purchase of YuniNetworks based on a useful life of six years.

(H) To record amortization expense of the acquired intangibles related to the purchase of MMC Networks based on useful lives of three to six years.

                             AMCC AND MMC NETWORKS

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                         FINANCIAL STATEMENTS--(Cont.)


(I) To record amortization expense of developed core technology acquired in the purchase of MMC Networks based on a useful life of five years.

(J) To eliminate interest income which would not have been earned on the cash expended for the transactions.

(K) To record tax benefits for the YuniNetworks' net loss which would have been absorbed by AMCC's taxable income, the reduction of interest income related to the cash paid in the transaction and to amortize a portion of the deferred tax liability set up in connection with the non-goodwill intangibles.

(L) To record the amortization of deferred compensation for the unvested MMC employee stock options assumed by AMCC.

(M) To record the estimated deferred tax liability on the non-goodwill intangible assets.

(N) Reflects the shares of AMCC common stock used in computing earnings per share plus the shares of common stock issued in connection with the acquisitions of YuniNetworks and MMC Networks based on the conversion rates in the merger agreements, adjusted for the 100% stock dividend paid on October 30, 2000.

(c) Exhibits.

     2.1 Agreement and Plan of Merger and Reorganization, dated as of August 28, 2000, by and among Applied Micro Circuits Corporation, Mercury Acquisition Corp. and MMC Networks, Inc. (1)

     2.2 Form of Voting Agreement between Applied Micro Circuits Corporation and certain stockholders of MMC Networks, Inc. (2)

    *2.3  Press Release dated October 25, 2000

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     99.1 The unaudited interim financial statements of MMC Networks for the three and nine months ended September 30, 2000.

     _________________________________________

      * Previously filed as an exhibit to the Form 8-K filed on November 9, 2000.

     (1) Incorporated by reference to Exhibit 99.1 filed with the Company's Current report on Form 8-K dated August 28, 2000.

     (2) Incorporated by reference to Exhibit 99.2 filed with the Company's Current report on Form 8-K dated August 28, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  Applied Micro Circuits Corporation



Dated: December 15, 2000          By: /s/ William E. Bendush
                                      ------------------------------------------
                                      William E. Bendush
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer
                                      (Principal Accounting Officer and Officer
                                      duly authorized to sign off this report on
                                      behalf of the registrant)